UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
_____________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2021

Allegiant Travel Company
(Exact name of registrant as specified in its charter)

Nevada	001-33166	20-4745737
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 North Town Center Drive
	Las Vegas, NV	89144
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:              (702) 851-7300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001	ALGT	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as in Rule 405 of the Securities Act of 1933 (Section 17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2021, Allegiant Air, LLC, a subsidiary of Allegiant Travel Company (the "Company") entered into an agreement with The Boeing Company (“Boeing”) to acquire fifty (50) newly manufactured Boeing 737-MAX aircraft for scheduled deliveries beginning in 2023 and ending in 2025. The agreement provides options to acquire up to fifty (50) additional Boeing 737-MAX aircraft, which, if exercised, would begin delivering in 2025.

The list price for the firm aircraft is approximately $5.49 billion with the prices subject to discounts and price escalations through the dates of delivery.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the definitive purchase agreement with Boeing, which the Company intends to file as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Section 7 Regulation FD

Item 7.01 Regulation FD

Additional information concerning the new aircraft purchases and projected impact on the Company is included in the Fleet Update filed as Exhibit 99.1 to this Form 8-K.

The information in Section 7 of this Current Report on Form 8-K and the Exhibit filed herewith is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. As such, this information shall not be incorporated by reference into any of the Company’s reports or other filings made with the Securities and Exchange Commission.

Forward-Looking Statements: Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in the Exhibits to this Form 8-K that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements may include, among others, estimates of future operating costs, revenue, profitability and fuel burn, estimates regarding future capital expenditures, debt and cash balances, number of possible future markets that may be served, our ability to consummate announced aircraft transactions, timing of aircraft deliveries and retirements, aircraft utilization rates and other statements or comments about our future performance or strategic plans. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," "anticipate," "intend," "plan," "estimate," “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation, the impact and duration of the COVID-19 pandemic on airline travel and the economy, an accident involving, or problems with, our aircraft, public perception of our safety, our reliance on our automated systems, our reliance on third parties to deliver aircraft under contract to us on a timely basis, risk of breach of security of personal data, volatility of fuel costs, labor issues and costs, the ability to obtain regulatory approvals as needed, the effect of economic conditions on leisure travel, terrorist attacks, risks inherent to airlines, our competitive environment, our reliance on third parties who provide facilities or services to us, the possible loss of key personnel, economic and other conditions in markets in which we operate, governmental regulation and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

a.Not applicable.
b.Not applicable.
c.Not applicable.
d.Exhibits

Exhibit No.	Description of Document

99.1	Fleet Update

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Allegiant Travel Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2022	ALLEGIANT TRAVEL COMPANY

	By:	/s/ Gregory C. Anderson
	Name:	Gregory C. Anderson
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Document

99.1	Fleet Update